Exhibit 99.2

Media Contacts
Aaron Bedy
BearingPoint
404-538-5289
aaron.bedy@bearingpoint.com
Investor Contact
Denise Stone
BearingPoint
973-214-9953
denise.stone@bearingpoint.com
For immediate release
BEARINGPOINT SIGNS DEFINITIVE AGREEMENTS WITH PRICEWATERHOUSECOOPERS FOR SALE OF COMMERCIAL SERVICES PRACTICE
Court Approves Sale of BearingPoint’s Public Services Business to Deloitte
McLean, Va., April 17, 2009 — BearingPoint, Inc. today announced that it has entered into definitive agreements with PricewaterhouseCoopers LLP (PwC), under which PwC will acquire a significant portion of BearingPoint’s North American Commercial Services business and associated Global Delivery Centers for $25 million.
This sale is expected to be completed on or before June 30, 2009, and is subject to the satisfaction of customary closing conditions and the rules of the bankruptcy court, which, among other things, require that BearingPoint must consider all “higher or better” offers from other potential buyers and obtain court approval. There can be no assurance that the proposed sale will be approved by the court or that the transaction will be completed.
In addition, BearingPoint previously announced on March 23, 2009, that it had entered into a definitive agreement to sell a significant portion of its North American Public Services business to Deloitte LLP for $350 million, subject to adjustment. On April 17, 2009, the court approved this sale, which remains subject to the satisfaction of closing conditions. There can be no assurance that the transaction will be completed.
About BearingPoint, Inc.

News Release Page 2
BearingPoint, Inc. (OTCBB: BGPTQ) is one of the world’s largest providers of management and technology consulting services to Global 2000 companies and government organizations in more than 60 countries worldwide. Based in McLean, Va., the firm has approximately 15,000 employees focusing on the Public Services, Commercial Services and Financial Services industries. BearingPoint professionals have built a reputation for knowing what it takes to help clients achieve their goals, and working closely with them to get the job done. Our service offerings are designed to help our clients generate revenue, increase cost-effectiveness, manage regulatory compliance, integrate information and transition to “next-generation” technology. For more information, visit the Company’s Web site at www.BearingPoint.com.
Some of the statements in this press release constitute “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995, including, without limitation, certain statements regarding the Company’s restructuring process and the sale of the Company’s businesses. These statements are based on our current expectations, estimates and projections. Words such as “will,” “expects,” “believes” and similar expressions are used to identify these forward-looking statements. These statements are only predictions and as such are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Forward-looking statements are based upon assumptions as to future events or our future financial performance that may not prove to be accurate. Actual outcomes and results may differ materially from what is expressed or forecast in these forward-looking statements. Factors that could cause actual results to differ materially from those projected in such forward-looking statements include, without limitation: (i) the ability of the Company to continue as a going concern; (ii) the Company’s ability to obtain bankruptcy court approval with respect to the proposed sale transactions, if required, and changes to the restructuring plan; (iii) bankruptcy court rulings and the outcome of the Company’s Chapter 11 proceedings in general; (iv) the ability of the Company to consummate the proposed sale of its Commercial Services business as well as enter into definitive agreements with respect to the sale of the rest of its businesses on favorable terms, if at all; (v) the ability of the Company to meet conditions precedent prior to the consummation of any sale transactions; (vi) the ability of third-parties to fulfill their obligations pursuant to sale agreements; and (vii) uncertainties related to the Company’s bankruptcy proceedings and those inherent in transactions involving the sale of the portions of the Company. As a result, these statements speak only as of the date they were made, and the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
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